UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a party other than the Registrant ☐

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

MeridianLink, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERIDIANLINK, INC.
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
RELATING TO THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2025

The following information is a supplement (the “Supplement”) to the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 23, 2025, (the “Proxy Statement”) furnished to stockholders of MeridianLink, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 5, 2025, at 10:00 a.m. Pacific Time.

This Supplement is being filed with the Securities and Exchange Commission (“SEC”) and is being made available to stockholders on or about May 12, 2025. Except as supplemented by the information contained herein, all information set forth in the Proxy Statement continues to apply.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

As described in our Current Report on Form 8-K filed with the SEC on May 12, 2025, after the Proxy Statement was filed with the SEC and sent to our stockholders, the Company made certain changes in the Company’s executive management, which will take effect after the Annual Meeting.

On May 9, 2025, the Board appointed Laurence E. Katz, as its Chief Executive Officer and President, effective October 1, 2025 (the “Transition Date”). Nicolaas Vlok, current Chief Executive Officer, will transition from his role, effective as of October 1, 2025. Both Messrs. Vlok and Katz currently serve as Class I directors of the Board, whose terms will expire at the Annual Meeting and are nominees to be elected to the Board under Proposal No. 1 in the Proxy Statement. If re-elected, each of Messrs. Vlok and Katz will continue to serve as Class I directors of the Board until the Company’s 2028 annual meeting of stockholders or until his earlier death, resignation, or removal.

In connection with these changes, Mr. Vlok entered into a transition agreement and Mr. Katz entered into an amended and restated employment agreement, each as discussed below.

Mr. Vlok’s Transition Agreement

On May 9, 2025, the Company entered into a transition agreement (the “Transition Agreement”) with Mr. Vlok. Subject to the terms of the Transition Agreement, including the requirement that Mr. Vlok executes and does not revoke a general release of claims against the Company, Mr. Vlok is entitled to receive (i) a pro-rated bonus for fiscal year 2025 based on the Company’s performance, (ii) a COBRA subsidy through December 31, 2025, and (iii) an extended exercise period for Mr. Vlok’s outstanding equity awards, to the extent vested and exercisable as of the Transition Date, until the earlier of (a) 180 days from Mr. Vlok’s last day of service as a director and (b) the original expiration date of the applicable equity award. Pursuant to the Transition Agreement, Mr. Vlok’s outstanding equity awards that are unvested as of the Transition Date will cease to vest and be held in abeyance until either (y) the closing of a Sale Event which would cause the awards to accelerate and become fully exercisable or (z) January 1, 2026, at which time the unvested awards would be forfeited. In addition, under the terms of the Transition Agreement, the Company is not entitled to terminate Mr. Vlok’s employment without cause.

Mr. Katz’ Employment Agreement

On May 9, 2025, the Company entered into an amended and restated employment agreement with Mr. Katz (the “Employment Agreement”), providing Mr. Katz with the following additional compensation, effective as of the Transition Date, (i) a base salary of $600,000 per year, (ii) eligibility to receive a bonus with a target of 100% of his base salary, with a target bonus for 2025 pro-rated to reflect (a) the target bonus then in effect for his service prior to the Transition Date and (b) a target bonus of his base salary under the Employment Agreement for his service upon the Transition Date, subject to the terms of any applicable incentive compensation plan(s), and (iii) a grant of restricted stock units in an amount equal to $1,250,000 in the aggregate pursuant to the Company’s 2021 Stock Option and Incentive Plan (the “Equity Award”), which shall vest with respect to 6.25% of the Equity Award on October 1, 2025, and the remainder ratably over the following fifteen quarters, in each case subject to Mr. Katz’s continued service with the Company.

The provisions in Mr. Katz’s Employment Agreement relating to payments and other benefits in connection with the termination of employment under various circumstances are generally unchanged, except Mr. Katz is no longer entitled to additional payments in the event he terminates his employment for a reporting reason. See the Proxy Statement under the heading “Executive Compensation – Employment Arrangements with our Named Executive Officers” and a copy of the Employment Agreement, which was included as an exhibit in the Company’s Form 8-K filed on May 12, 2025 with the SEC.

This supplemental information should be read together with the Proxy Statement, which should be read in its entirety. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5 2025: This Supplement, our Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (which constitutes the “Annual Report to Stockholders”), are available at www.proxyvote.com.

Forward-Looking Statements

This Supplement contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding our Chief Executive Officer transition and leadership plans. Actual results or events may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the year ended December 31, 2024, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.